UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2012

AMP HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)

513-360-4704
(Registrant's telephone number, including area code)

 Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Agreement

Item 3.02     Unregistered Sales of Equity Securities

On August 20, 2012, AMP Holding Inc. (the “Company”) entered into an Investment Agreement (“Investment Agreement”) with Kodiak Capital Group, LLC (“Kodiak”).  Pursuant to the Investment Agreement, Kodiak has committed to purchase up to $7,500,000 of the Company’s common stock during the period commencing upon the effective date of a registration statement registering the shares of common stock underlying the equity line (the “Equity Line”) and continuing for 24 months.  The aggregate number of shares issuable by the Company and purchasable by Kodiak under the Investment Agreement will be determined by the purchase prices for the common stock, as determined under the terms of the Investment Agreement.  Upon execution of the Investment Agreement, the Company issued to Kodiak 1,875,000 commitment shares of newly-issued common stock.

Contemporaneously with the execution and delivery of the Investment Agreement, the Company and Kodiak executed and delivered a Registration Rights Agreement (“Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

The Company may draw on the facility from time to time, as and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement. The amount that the Company is entitled to put in any one notice shall be up to $75,000, at the Company's election. Kodiak’s purchase price for each put is set at ninety percent (90%) of the lowest posted closing bid price of the Company’s common stock during the five (5) trading days after the date of the put notice. The Company will not be entitled to put shares to Kodiak unless (a) there is an effective registration statement under the Securities Act to cover the sale of the shares to Kodiak, (b) the Company’s common stock continues to be quoted on the OTC Bulletin Board, or becomes listed on a national securities exchange, and (c) the issuance of the shares would not cause Kodiak’s beneficial ownership to exceed 9.99% of our outstanding shares.

Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to use its best efforts to file a registration statement with the SEC to register the sale to Kodiak of shares of common stock issued or issuable under the Investment Agreement.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) for the private placement of these securities pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. The investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Investment Agreement dated as of August 20, 2012, by and between AMP Holding Inc., and Kodiak Capital Group, LLC.

10.2	Registration Rights Agreement dated as of August 20, 2012, by and between AMP Holding Inc.and Kodiak Capital Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMP HOLDING INC.

Date: August 24, 2012	By:	/s/ Stephen Burns
Name: Stephen Burns
Title: CEO

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